                                   EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-65187) of The Goodyear Tire & Rubber Company of our report dated June 18, 1999 appearing at page 2 of Annex A of this Form 11-K.






/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

Cleveland, Ohio
June 28, 1999